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                 EXHIBIT 21.1 - Subsidiaries of the Registrant

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                                                            Jurisdiction             Names Under Which
Name of                                                         Where                 Subsidiary Does
Subsidiary                                                    Organized                   Business
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
Med-Link Technologies, Inc.                                      DE                 Med-Link Technologies, Inc.
                                                                                    CareInsite, Inc.
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